Exhibit 3.2

REQUEST FOR REDEMPTION

IROQUOIS VALLEY FARMLAND REIT, PBC

a Delaware public benefit corporation

This Request for Redemption (“Request for Redemption”) is being delivered to registered shareholders (“Registered Shareholders”) of Iroquois Valley Farmland REIT, PBC (the “Company”) in connection with the Company’s redemption of common shares of the Company subject to the terms of the Company’s Stock Redemption Program dated February 22, 2019 (the “Redemption Program”) and the terms of this particular redemption, open from October 15, 2021 to November 15, 2021 (the “2021 Redemption”). A copy of the Redemption Program is available as part of the Company’s public filings available at www.sec.gov.

Shares eligible for the 2021 Redemption must have been held by you, directly or indirectly through an affiliate, for at least five (5) years prior to Record Date for the 2021 Redemption, namely October 8, 2021 (the “Record Date”). For the avoidance of doubt, if you transferred your shares to a trust or other entity controlled by you during this five-year holding period, the holding period does not restart upon any such transfer.

As a shareholder of the Company, subject to the terms of the Redemption Program and the 2021 Redemption, you may be entitled to receive cash consideration of $618.00 per eligible share of common stock redeemed (the “Cash Payment”).

Please note that the Company will only redeem a maximum of 5% of the common stock of the Company outstanding as of the Record Date (the “Redemption Cap”). As of the Record Date, there were 98,032.06 shares of common stock outstanding, resulting in a Redemption Cap of 4,902 shares. If the Company receives Requests for Redemption that exceed the Redemption Cap, the Company may make redemptions on a pro rata basis to requesting shareholders. That is, the Cash Payment per share will remain the same, but the Company may only be able to grant your Request for Redemption for a portion of the eligible shares.

Please review the detailed submission instructions below. You must follow these instructions carefully and comply with the requirements contained therein in order to receive the Cash Payment. Method of delivery is at the option and risk of the owner thereof. Any questions regarding this Request for Redemption should be directed to the Investor Relations Department at coordinator@iroquoisvalleyfarms.com or (847) 859-6645 ext.1.

By U.S. Mail By FedEx, UPS, or Overnight Courier: Email: Secure Upload:

Iroquois Valley Farmland REIT, PBC

PO Box 5850

Evanston, IL 60204

Attn: REDEMPTIONS

Iroquois Valley Farmland REIT, PBC

708 Church Street, Suite 234

Evanston, IL 60201
Attention: REDEMPTIONS

coordinator@iroquiosvalleyfarms.com

https://iroquoisvalley.com/uploads/

Note: You must email the Company at invest@iroquoisvalleyfarms.com following an upload to confirm successful retrieval of the uploaded file.

Your Request for Redemption must be received by the Company no later than 5:00pm CST on Monday, Nov. 15, 2021.

DELIVERY OF THIS REQUEST FOR REDEMPTION TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE ACKNOWLEDGMENT AND AGREEMENTS BELOW MUST BE READ CAREFULLY BEFORE THIS REQUEST FOR REDEMPTION IS COMPLETED. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT SUBMISSIONS WILL BE ACCEPTED.

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ACKNOWLEDGEMENTS AND AGREEMENTS

The undersigned represents that I (we) have full authority to surrender for redemption the shares of common stock of IROQUOIS VALLEY FARMLAND REIT, PBC (the “Company”) owned by me as detailed below (the “Shares”). Should the Company approve this Request for Redemption by me (us), in whole or in part, the Company is hereby authorized to update its records to reflect the redemption of the Shares.

1.	Redemption of Shares.

In connection with the 2021 Redemption pursuant to the Redemption Program of the Company, the undersigned hereby surrenders for redemption, subject to the terms and conditions of the 2021 Redemption and the Redemption Program, the Shares detailed below in exchange for, and for the purpose of receiving, an amount in cash equal to the Cash Payment payable under the 2021 Redemption.

2.	Representations and Warranties. The undersigned hereby represents and warrants to the Company as follows:

(a)	The undersigned has all requisite power, authority and legal capacity to execute and deliver this Request for Redemption. This Request for Redemption, when duly and validly executed and delivered by the undersigned, will constitute the legal, valid and binding obligation of the undersigned and will be enforceable against the undersigned in accordance with its terms, unless withdrawn under the terms hereof, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.

(b)	The undersigned is the Registered Shareholder of the Shares. The undersigned owns the Shares, free and clear of all liens, pledges, charges, encumbrances and security interests whatsoever, and the undersigned has the full power, right and authority to transfer the Shares pursuant to the Redemption Program and 2021 Redemption.

(c)	The undersigned acknowledges that the Company has given it access to all information relating to the Company’s business that it has requested. Specifically, but not by way of limitation, the undersigned acknowledges the Company’s publicly available filings made periodically with the SEC, available at www.sec.gov, and which the undersigned acknowledges reviewing or having had the opportunity to review.

3.	Acceptance by the Company; Additional Terms. Redemption of the Shares is subject to acceptance of your Request for Redemption by the Company, which shall not occur, if at all, until the close of the 2021 Redemption. Redemption of the Shares is further subject to the terms, conditions, and limitations set forth in the Company’s Redemption Program.

4.	Binding Effect. This Request for Redemption shall remain in full force and effect notwithstanding the death or incapacity or dissolution of the undersigned, and shall be binding upon the heirs, personal representatives, successors and assignees of the undersigned and shall not be affected by, and shall survive, the death or incapacity or dissolution of the undersigned.

5.	Withdrawal. This Request for Redemption may be withdrawn by the Registered Shareholder(s). Requests for withdrawal must be received the Company no later than 5:00pm CST on Monday, Nov. 15, 2021.

6.	Validity of Requests. All questions as to the validity, form and eligibility of any Request for Redemption of Shares will be determined by the Company and such determination shall be final and binding. The Company reserves the right to waive any irregularities or defects in the redemption of any shares. A redemption will not be deemed to have been made until all irregularities have been cured or waived.

7.	Tax Consequences of Redemption. Any discussion of U.S. federal tax issues in this Request for Redemption was not intended or written to be relied upon, and cannot be relied upon, by any taxpayer for any purpose. Registered shareholders agree and acknowledge that they have had opportunity to and should seek advice based on their particular circumstances from an independent tax advisor.

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Description of Shares of Stock Owned

In this section, please detail the Registered Shareholder(s)’s name (exactly as it appears in the Company’s book entry account statement), contact information, and Shares for which redemption is requested. If you do not know the exact name as it appears in the book entry account statement, please contact coordinator@iroquoisvalleyfarms.com. Payment will be issued in the exact same name(s) as that in which shares are registered in the Company’s book entry account statements. Please attach additional sheets if necessary.

Full Name:

Address:

Phone:	Email:

Total number of Shares requested for redemption:

Minimum Redemption: Subject to the Redemption Cap for the 2021 Redemption, you must redeem a minimum of 20 Shares. If you own less than 20 Shares, you must request redemption of all of your eligible shares.

DELIVERY INSTRUCTIONS Mail a check to the following address. (A 1099 will also be sent to this address. Please contact the Company if the mailing address changes.)
Payable to:

Address:

Delivery of a Cash Payment under the 2021 Redemption shall be made within approximately ten (10) business days after the close of the 2021 Redemption. All checks will be sent via regular mail unless determined by the Company.

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REGISTERED SHAREHOLDER(S) SIGN HERE

The Request for Redemption must be signed by all Registered Shareholders of the Shares exactly as the name appears in the Company’s book entry account statement(s). If any Shares are held jointly, all such owners must sign the Request for Redemption. Signatures of trustees, executors, administrators, guardians, officers of corporations, attorneys-in-fact or others acting in a fiduciary or representative capacity must include the full title of the signer in such capacity.

X	X
(Registered Shareholder Signature)	(Joint Registered Shareholder Signature)

(Printed Name and Title, if signing on behalf of an entity)	(Joint Printed Name)

COMPANY AUTHORIZATION

[To Be Completed by Iroquois Valley Farmland REIT, PBC]

The following number of Shares have been accepted for the 2021 Redemption: _________________________.

These Shares shall be considered redeemed as of the closing date of the 2021 Redemption and should be removed from the book entry account statement of the Registered Shareholder(s). Cash payment, in an amount of $618/share, shall be issued to the Registered Shareholder(s) and delivered to the address listed above.

IROQUOIS VALLEY FARMLAND REIT, PBC

X	Date: _____________________
By: Mark D. Schindel, Chief Financial & Investment Officer

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